EXHIBIT 10.7

LOAN AGREEMENT

     THIS LOAN AGREEMENT (this “Agreement”), is made effective as of June 14, 2002 (the “Effective Date”) by and between Garry Griffiths (the “Borrower”), and AMERICAN MANAGEMENT SYSTEMS, INCORPORATED, a Delaware corporation (the “Lender”).

     WHEREAS, the Lender wishes to lend to the Borrower, and the Borrower wishes to borrow from the Lender, the amount of one hundred fifty thousand dollars ($150,000) to repay the Borrower’s previous employer for certain moving expense reimbursements under and according to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, warrant and represent as follows:

ARTICLE I
DEFINITIONS

     For the purposes of this Agreement, the following terms not defined above shall have the meanings set forth below:

     “Business Day” shall mean any day other than a Saturday, Sunday, or public or bank holiday or the equivalent for banks generally under the laws of the Commonwealth of Virginia.

     “Employment Termination Date” shall mean the date that the Borrower ceases to be an employee of the Lender for any reason.

     “Loan” shall mean the loan from Lender to Borrower as provided for and evidenced by this Agreement.

     “Obligation(s)” shall mean the obligation of the Borrower: (a) to pay the principal on the Loan and any interest on the principal in accordance with the terms of Section 2.02 and to satisfy all of his other liabilities to the Lender arising under this Agreement, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, including any extensions, modifications, renewals thereof and substitutions therefor; and (b) to reimburse the Lender, on demand, for all of the Lender’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with any proceeding brought or threatened to enforce payment of any of the Obligations.

ARTICLE II

AMOUNTS AND TERMS OF THE LOAN

     SECTION 2.01. The Loan. The Lender agrees, on the terms hereinafter set forth, to make a fully recourse, unsecured loan to the Borrower in the amount of one hundred fifty thousand dollars ($150,000) as of the Effective Date.

     SECTION 2.02. Payment Schedule. Borrower agrees to pay the Lender the aggregate principal amount of the Loan, together with all accrued interest and all other charges provided for herein, on the third anniversary date following the Effective Date. Notwithstanding the foregoing, on and after the Employment Termination Date the Lender may demand repayment of the entire outstanding principal balance of the Loan, together with accrued interest and all other charges provided for herein, upon providing thirty (30) days’ prior written notice of such demand to the Borrower. All payments by the Borrower hereunder shall be applied first to any charges hereunder (including under Section 3.04), then to any interest due (if applicable), then to amounts due under Section 3.05, and thereafter to any outstanding principal balance.

     SECTION 2.02. Interest. Before the Employment Termination Date, no interest shall accrue on the unpaid principal balance of the Loan. After the Employment Termination Date, interest shall accrue and be payable on the unpaid principal balance of the Loan at a rate that is one percent (1%) above the annual rate of interest publicly announced by Citibank, N.A. or its successor as its “prime rate”, or, if such a rate ceases to be publicly announced, another substantially similar rate. If the rate of interest provided herein would exceed the maximum legal rate of interest under applicable law for the Loan, then the rate of interest on the unpaid principal balance of the Loan shall be automatically reduced, effective on and as of the date hereof, to the highest rate of interest that would not exceed such maximum legal rate and any amounts paid in excess of such maximum shall be deemed to be voluntary prepayments of the principal balance of the Loan (or refunded to Borrower to the extent the principal balance of the Loan has been repaid in full).

     SECTION 2.05. Prepayments. The Borrower may prepay the Loan at any time in whole or in part.

     SECTION 2.06. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day.

     SECTION 2.07. Reduction of Principal and Interest. So long as the Employment Termination Date shall not have occurred, on each anniversary of the Effective Date, the Lender shall reduce the amount of principal then owing by $50,000.

ARTICLE III

MISCELLANEOUS

     SECTION 3.01. Amendments, No Waiver, Remedies, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instances and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by existing law, in equity or otherwise.

     SECTION 3.02. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be effective when delivered or when mailed, postage prepaid, by United States certified or registered mail, or nationally recognized overnight delivery service, return receipt requested, addressed as follows:

If to the Borrower to:

Garry Griffiths
10312 Shesue Street
Great Falls, VA 22066

and if to the Lender, to:

American Management Systems, Incorporated
4050 Legato Road
Fairfax, Virginia 22033-4003
Attention: Alfred T. Mockett

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. Notice is effective as of the date it is sent.

     SECTION 3.03. Borrower’s Waiver Regarding Notice. The Borrower waives presentment, demand and presentation for payment, protest and notice of protest, and, except as otherwise specifically provided herein, any other notices of whatever kind or nature, bringing of suit and diligence in taking any action to collect any sums owing hereunder. From time to time, without in any way affecting the obligation of the Borrower to pay the outstanding principal balance of this Agreement and any interest accrued thereon and fully to observe and perform the covenants and obligations of the Borrower under this Agreement, without giving notice to, or obtaining the consent of, the Borrower, and without any liability whatsoever on the part of the Lender, the Lender may, at its option, extend the time for payment of interest hereon and/or principal of this Agreement, reduce the payments hereunder, release anyone liable on this Agreement or accept a renewal of this Agreement, join in any extension or subordination, or exercise any right or election hereunder. No one or more of such actions shall constitute a novation or operate to release any party liable for or under this Agreement, either as the Borrower or otherwise.

     SECTION 3.04. Expenses of Collection. If this Agreement is referred to an attorney for collection, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Agreement, the Borrower shall pay all of the Lender’s costs, fees (including reasonable attorneys’ and paralegals’ fees) and expenses in connection with such referral.

     SECTION 3.05. Withholding. The Borrower may require the Lender to pay the Borrower, at such intervals requested by the Lender in its discretion, any taxes reasonably determined to be required to be withheld by any government or government agency on account of this Agreement or any provision hereof. The Lender also may make any appropriate arrangements to deduct such taxes from any amounts otherwise payable by the Lender to the Borrower. The Borrower shall be responsible for all such taxes to the extent that no taxes are withheld, irrespective of whether withholding is required.

     SECTION 3.06. Right of Set-off. The Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

     SECTION 3.07. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

     SECTION 3.08. Waiver of Trial by Jury; Consent to Jurisdiction. In order to reduce the costs of resolving any disputes between them, the Lender and the Borrower hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other document or agreement given or made in connection with the transactions contemplated hereby. The parties acknowledge that this Section 3.08 has been the subject of specific negotiation, and each party represents that it or he is voluntarily and knowingly relinquishing forever the rights hereby waived. The Lender and the Borrower hereby consent to the jurisdiction of the courts of the Commonwealth of Virginia, and each party hereby waives any objection it or he may have based upon jurisdiction, venue or forum non convenes.

     SECTION 3.09. Limitations of Applicable Law. In the event the operation of any provision of this Agreement results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Agreement, be applied to the unpaid principal balance of this Agreement immediately upon receipt of such monies by the Lender, with the same force and effect as though the Borrower had specifically designated such extra sums to be so applied to the unpaid principal balance and the Lender had agreed to accept such extra payment(s) as a prepayment.

     SECTION 3.10. Debtor-Creditor Relationship. The Lender shall in no event be construed for purposes of this Loan to be a partner, joint venturer or associate of the Borrower, it being the sole intention of the parties to establish a relationship of debtor and creditor.

     SECTION 3.11. Time of the Essence. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Agreement.

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     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Loan Agreement to be executed under seal as of the date below written.

DATE:      6/17/02

BORROWER:

/s/ Garry Griffiths Garry Griffiths

LENDER:

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

/s/ Alfred T. Mockett Alfred T. Mockett Chairman and Chief Executive Officer

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